Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Names of Subsidiary	Place of Organization	Percentage of Voting Securities Owned
First Financial Investments, Inc.	Texas	100%
First Technology Services, Inc.	Texas	100%
Abilene, Texas
First Financial Trust & Asset Management	Texas	100%
Company, National Association*
Abilene, Texas
First Financial Bank, National Association*	Texas	100%
Abilene, Texas
First Financial Bank	Texas	100%
Hereford, Texas
First Financial Bank	Texas	100%
Huntsville, Texas
First Financial Bank, National Association*	Texas	100%
Sweetwater, Texas
First Financial Bank, National Association*	Texas	100%
Eastland, Texas
First Financial Bank, National Association*	Texas	100%
Cleburne, Texas
First Financial Bank, National Association*	Texas	100%
Stephenville, Texas
First Financial Bank, National Association*	Texas	100%
San Angelo, Texas
First Financial Bank, National Association*	Texas	100%
Weatherford, Texas
First Financial Bank, National Association*	Texas	100%
Southlake, Texas
First Financial Bank, National Association*	Texas	100%
Mineral Wells, Texas
First Financial Insurance Agency, Inc.	Texas	100%
Abilene, Texas

*	Federal charter.